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                                                                     EXHIBIT 11


                       COMPUTATION OF PER SHARE EARNINGS

                                                                                        THREE-MONTH
                                                                                        PERIOD ENDED
                                                              YEAR ENDED DECEMBER 31,     MARCH 31,
                                                              ----------------------- ------------------
                                                                 1995        1996      1996        1997
                                                               --------    --------   -------    -------
Primary
  Average shares outstanding.................................     7,000      7,000      7,000      7,000
  Net effect of dilutive stock options based on the treasury method using average market price assuming all stock
    options issued within one year prior to filing of
    registration statement deemed outstanding pursuant to
    Securities and Exchange Commission Staff Accounting Bulletin
    Topic 4D.................................................       658        658        658        658
                                                                -------    -------    -------    -------

  Total .....................................................     7,658      7,658      7,658      7,658
                                                                =======    =======    =======    =======

  Net loss ..................................................   $(1,262)   $  (515)      (271)    (3,495)
                                                                =======    =======    =======    =======

  Per share amount ..........................................   $ (0.16)   $ (0.07)      (.04)     (0.46)
                                                                =======    =======    =======    =======

  Fully diluted

    Average shares outstanding ..............................     7,000      7,000      7,000      7,000
    Net effect of dilutive stock options based on the
    treasury stock method using the period-end market
    price, if higher than average market price assuming all
    stock options issued within one year prior to filing of
    registration statement deemed outstanding pursuant to
    Securities and Exchange Commission Staff Accounting Bulletin
    Topic 4D.................................................       658        658        658        658
                                                                -------    -------    -------    -------

  Total .....................................................     7,658      7,658      7,658      7,658
                                                                =======    =======    =======    =======

    Net loss ................................................   $(1,262)   $  (515)      (271)    (3,495)
                                                                =======    =======    =======    =======

    Per share amount ........................................   $ (0.16)   $ (0.07)     (0.04)     (0.46)
                                                                =======    =======    =======    =======